Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference May 15, 2007, at 10:00 a.m. Chicago time.  Interested parties may listen to the call live over the Internet by accessing the conference call page of the Investor Relations section of www.teldta.com or www.uscc.com.

Contact:                      Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR REPORTS STRONG FIRST QUARTER 2007 RESULTS;
OPERATING INCOME UP 55%

CHICAGO — May 15, 2007 - United States Cellular Corporation [AMEX:USM] reported service revenues of $860.6 million for the first quarter of 2007, up 12 percent from $769.2 million for the comparable period one year ago.  The company recorded operating income of $108.5 million during the quarter compared to $70.0 million for the first quarter of 2006.  Net income and diluted earnings per share were $74.4 million and $0.84, respectively, compared to net income and diluted earnings per share of $39.4 million and $0.45, respectively for the comparable period one year ago.

First Quarter Highlights

•                  The total number of customers increased 6 percent year over year to 5,973,000.  The number of retail customers increased 7 percent to 5,377,000.

•                  The company recorded a postpay churn rate of 1.5 percent.

•                  Average monthly revenue per unit (ARPU) increased 5 percent to $48.69.

•                  Service revenues grew 12 percent to $860.6 million.

•                  Data revenues grew 71 percent to $77.6 million, 9 percent of service revenues.

•                  Operating income grew 55 percent to $108.5 million.

•                  Cash flows from operating activities were $255.1 million.

“Our intense focus on the customer helped to drive strong retail net customer additions in the quarter of 146,000 and service revenue growth of 12 percent.  The growth in revenues coupled with effective management of costs in turn drove operating income growth of 55 percent and contributed to an impressive 89 percent increase in net income.  We are concentrating our efforts on growing our existing markets and improving profitability as well as integrating several properties acquired last year and early this year.  We have no plans to open any significant new markets this year or next,” said John E. Rooney, president and chief executive officer.

“To ensure that we have competitive product offerings, the company rolled out 27 new handsets in 2006 and simplified its calling plans into national, family and wide area calling plans.  Customer acceptance of

the new handsets and calling plans has been strong and contributed to the strong first quarter retail net additions.   The new plans, together with growth in vertical services and data revenues, led to higher ARPU.  This is the fifth consecutive quarter of improving ARPU.”

“U.S. Cellular continually assesses its wireless markets with the goal of strengthening its footprint.  During the quarter, U.S. Cellular purchased Iowa Rural Service Area 15, an existing market in northwest Iowa.  This market filled in a portion of Iowa that we did not serve thereby improving coverage in the Midwest.  In terms of strengthening the network, the company added 79 cell sites bringing the total number of cell sites to over 6,000.  We are confident that our broad coverage and quality network coupled with competitive product offerings and dedicated associates providing excellent customer service will lead to continued success during the year.”

As previously announced, U.S. Cellular will hold a teleconference May 15, 2007, at 10:00 a.m. Chicago time.   Interested parties may listen to the call live over the Internet by accessing http://audioevent.mshow.com/332130/ or the conference call page of the Investor Relations section of www.teldta.com or www.uscc.com.  You can also connect to the teleconference by telephone (US/Canada) at 800/706-9695 with a conference ID #5793984.  The conference call will be archived on the conference call section of the TDS web site at www.teldta.com or www.uscc.com.

Prior to the start of the call, certain financial and statistical information discussed during the conference call comments will be posted to the web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed.  Investors may access this additional information on the conference call page of the Investor Relations section of the TDS web site.

About U.S. Cellular

As of March 31, 2007, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, employed 8,000 associates and provided wireless service to 6 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

UNITED STATES CELLULAR CORPORATION
SUMMARY OPERATING DATA

Quarter Ended	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Consolidated Markets:
Total population (000s) (1)	56,048	55,543	55,543	55,543	55,164
All customers -
Customer units	5,973,000	5,815,000	5,729,000	5,704,000	5,633,000
Gross customer unit activations	459,000	389,000	365,000	347,000	434,000
Net customer unit activations	152,000	86,000	25,000	48,000	151,000
Market penetration (1)	10.7%	10.5%	10.3%	10.3%	10.2%
Retail customers -
Customer units	5,377,000	5,225,000	5,127,000	5,099,000	5,029,000
Gross customer unit activations	397,000	375,000	353,000	331,000	380,000
Net customer unit activations	146,000	98,000	28,000	49,000	122,000

Cell sites in service	6,004	5,925	5,726	5,583	5,438
Average monthly revenue per unit (2)	$48.69	$48.15	$47.93	$46.54	$46.17
Retail service revenue per unit (2)	$42.69	$42.21	$41.75	$40.92	$40.77
Inbound roaming revenue per unit (2)	$2.33	$2.34	$2.55	$2.28	$2.12
Long-distance/other revenue per unit(2)	$3.67	$3.60	$3.63	$3.34	$3.28
Minutes of use (MOU) (3)	783	749	725	719	658
Postpay churn rate per month (4)	1.5%	1.5%	1.6%	1.5%	1.5%
Marketing cost per gross customer unit addition (5)	$426	$511	$496	$503	$412
Construction Expenditures (000s)	$109,700	$158,400	$152,800	$151,400	$117,200

(1)             Market penetration is calculated using 2006 Claritas population estimates for all periods of 2007 and 2005 Claritas estimates for all periods of 2006.  Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations (without duplication of population in overlapping markets). The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless Services, Inc. are not included in the total population counts for any period.

(2)             Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues per Financial Highlights	$860,583	$831,663	$821,820	$791,705	$769,222
Components:
Retail service revenue during quarter	$754,515	$729,072	$715,896	$696,079	$679,256
Inbound roaming revenue during quarter	$41,268	$40,354	$43,806	$38,745	$35,344
Long-distance/othe revenue during quarter	$64,800	$62,237	$62,118	$56,881	$54,622

Divided by average customers during quarter (000s)	5,892	5,757	5,716	5,670	5,554
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$48.69	$48.15	$47.93	$46.54	$46.17
Retail service revenue per unit	$42.69	$42.21	$41.75	$40.92	$40.77
Inbound roaming revenue per unit	$2.33	$2.34	$2.55	$2.28	$2.12
Long-disance/other revenue per unit	$3.67	$3.60	$3.63	$3.34	$3.28

(3)             Average monthly local minutes of use per customer (without roaming).

(4)             Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5)             This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s first quarter results, at www.uscellular.com.

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Three Months Ended March 31,
(Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Service	$860,583	$769,222	$91,361	11.9%
Equipment sales	74,091	67,154	6,937	10.3%
Total Operating Revenues	934,674	836,376	98,298	11.8%
Operating Expenses
System operations (excluding depreciation shown below)	167,284	153,318	13,966	9.1%
Cost of equipment sold	154,679	143,316	11,363	7.9%
Selling, general and administrative	354,931	327,704	27,227	8.3%
Depreciation, amortization and accretion	149,257	142,025	7,232	5.1%
Total Operating Expenses	826,151	766,363	59,788	7.8%

Operating Income	108,523	70,013	38,510	55.0%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	23,098	19,483	3,615	18.6%
Interest and dividend income	2,550	588	1,962	N/M
Interest (expense)	(23,684)	(23,208)	(476)	(2.1%)
Fair value adjustment of derivative instruments	12,461	4,815	7,646	N/M
Other income	(585)	202	(787)	N/M
	13,840	1,880	11,960	N/M
Income Before Income Taxes and Minority Interest	122,363	71,893	50,470	70.2%
Income tax expense	43,888	28,710	15,178	52.9%
Income Before Minority Interest	78,475	43,183	35,292	81.7%
Minority share of income	(4,074)	(3,737)	(337)	(9.0%)
Net Income	$74,401	$39,446	$34,955	88.6%

Basic Weighted Average Common Shares Outstanding (000s)	87,882	87,213	669	0.8%
Basic Earnings Per Share	$0.85	$0.45	$0.40	88.9%

Diluted Weighted Average Common Shares Outstanding (000s)	88,688	87,807	881	1.0%
Diluted Earnings Per Share	$0.84	$0.45	$0.39	86.7%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2007	2006
Current Assets
Cash and cash equivalents	$189,856	$32,912
Marketable equity securities	240,792	249,039
Accounts receivable from customers and other	382,431	407,438
Inventory	101,196	117,189
Prepaid expenses	45,520	34,955
Other current assets	10,642	13,385
	970,437	854,918

Investments
Licenses	1,502,227	1,494,327
Goodwill	491,270	485,452
Customer lists	23,983	26,196
Marketable equity securities	4,436	4,873
Investments in unconsolidated entities	171,040	150,325
Notes and interest receivable—long-term	4,512	4,541
	2,197,468	2,165,714

Property, Plant and Equipment
In service and under construction	5,195,511	5,120,994
Less accumulated depreciation	2,595,669	2,492,146
	2,599,842	2,628,848

Other Assets and Deferred Charges	30,447	31,136

Total Assets	$5,798,194	$5,680,616

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31,	December 31,
	2007	2006
Current Liabilities
Current portion of Long-term Debt	$159,856	$159,856
Derivative Liability	76,379	88,840
Notes payable	60,000	35,000
Accounts payable
Affiliates	10,892	13,568
Trade	222,921	241,303
Customer deposits and deferred revenues	135,149	123,344
Accrued taxes	69,480	26,913
Accrued compensation	32,613	47,842
Deferred Taxes	27,035	26,326
Other current liabilities	106,043	93,718
	900,368	856,710

Long-term Debt	1,001,953	1,001,839

Deferred Liabilities and Credits	786,200	792,088

Minority Interest	38,005	36,700

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,294,969	1,290,829
Treasury Shares	(7,771)	(14,462)
Accumulated other comprehensive income	74,879	80,382
Retained earnings	1,621,539	1,548,478
	3,071,668	2,993,279

Total Liabilities and Shareholders’ Equity	$5,798,194	$5,680,616